Calculation of Filing Fee Tables
S-3
Aurora Innovation, Inc.
Table 1: Newly Registered and Carry Forward Securities
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Class A Common Stock, par value $0.00001 per share	457(r)				0.0001531
Fees to be Paid	2	Equity	Preferred Stock, par value $0.00001 per share	457(r)				0.0001531
Fees to be Paid	3	Debt	Debt Securities	457(r)				0.0001531
Fees to be Paid	4	Equity	Depositary Shares	457(r)				0.0001531
Fees to be Paid	5	Equity	Warrants	457(r)				0.0001531
Fees to be Paid	6	Other	Subscription Rights	457(r)				0.0001531
Fees to be Paid	7	Other	Purchase Contracts	457(r)				0.0001531
Fees to be Paid	8	Other	Units	457(r)				0.0001531
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 0.00		$ 0.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 0.00
Offering Note
[1]	(1) An indeterminate aggregate initial offering price and number of securities of each identified class is being registered as may from time to time be offered, issued or sold at indeterminate prices. In addition, an indeterminate number of securities that may be issued upon exercise, settlement, conversion or exchange of any offered securities, or pursuant to anti-dilution adjustments, is being registered. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities. (2) The proposed maximum per security and aggregate offering prices per class of securities will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities, or that are issued in units. (3) In accordance with Rules 456(b) and 457(r) under the Securities Act the registrant is deferring payment of the entire registration fee. Any registration fees will be paid subsequently on a "pay-as-you-go" basis. The registrant previously registered securities having an aggregate offering price of up to $850,000,000.00 pursuant to a registration statement on Form S-3 (File No. 333-276317) (the "prior registration statement"), filed with the Securities and Exchange Commission on December 29, 2023 and declared effective on January 8, 2024. As of the date of this registration statement, securities having an aggregate offering price of up to $366,999,998.80 remain unsold under the prior registration statement. The prior registration statement will be terminated as of the date of this registration statement on Form S-3. Pursuant to Rule 457(p), $54,169.20 in filing fees previously paid and associated with such unsold securities (calculated at the fee rate in effect on the filing date of the prior registration statement) will be applied to the fees payable pursuant to this registration statement and its related prospectus supplements on a pay-as-you-go basis. The prior registration statement is terminated and the unsold securities on the prior registration statement are deemed deregistered as of the date of this registration statement on Form S-3.

[2]	See above

[3]	See above

[4]	See above

[5]	See above

[6]	See above

[7]	See above

[8]	See above